                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Anika Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON THURSDAY, JUNE 3, 1999

    The 1999 annual meeting of stockholders of Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), will be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on Thursday, June 3, 1999, at 10:00 a.m., local time, to consider and act upon:

    1.  The election of two Class III Directors for a term of three years.

    2. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Stockholders of record at the close of business on April 13, 1999 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                               By Order of the Board of Directors,
                                               Sean F. Moran, CLERK
Woburn, Massachusetts
April 23, 1999

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ANIKA THERAPEUTICS, INC.
                             236 WEST CUMMINGS PARK
                          WOBURN, MASSACHUSETTS 01801

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO
                       BE HELD ON THURSDAY, JUNE 3, 1999

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts 02109 on June 3, 1999 and at any postponement or adjournment of that meeting. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2002 and until such Directors' successor are duly elected and qualified; and

    2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

    All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted "FOR" the election of the nominees for Director listed in this proxy statement. The Company does not anticipate that any matters other than the election of Directors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

    On April 13, 1999, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,244,843 shares of the Company's common stock, par value $.01 per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

    The Company's Annual Report for the fiscal year ended December 31, 1998 was mailed to stockholders, along with these proxy materials and the Company's Annual Report on Form 10-K, on or about April 28, 1999.

VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

    The affirmative vote of a plurality of the votes cast by the holders of Common Stock entitled to vote on the matter is required for the election of Directors.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and, will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters that require the affirmative vote of a certain percentage of the shares voting on a matter, but will have the effect of a no vote on matters that require the affirmative vote of a certain percentage of the shares outstanding. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of Directors.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth the beneficial ownership of the Company's Common Stock as of April 13, 1999 by (i) each director, (ii) each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Senior Executives"), (iii) each other person which is known by the Company to beneficially own 5% or more of its Common Stock and (iv) all current directors and executive officers as a group:

                                                                                 NUMBER OF SHARES     PERCENTAGE OF
                                                                                   BENEFICIALLY       COMMON STOCK
BENEFICIAL OWNER                                                                     OWNED(1)        OUTSTANDING(2)
-------------------------------------------------------------------------------  -----------------  -----------------
DIRECTORS
Joseph L. Bower................................................................          80,080(3)              *
Eugene A. Davidson, Ph.D. .....................................................          65,980(4)              *
Jonathan D. Donaldson..........................................................         156,960(5)            1.7%
J. Melville Engle..............................................................         149,690(6)            1.6%
Samuel F. McKay................................................................         867,710(7)            9.0%
Harvey S. Sadow, Ph.D. ........................................................          16,000(8)              *
Steven E. Wheeler..............................................................         114,970(9)            1.2%

OTHER SENIOR EXECUTIVES
Scott P. Bruder, M.D., Ph.D. ..................................................                --               *
Shawn D. Kinney................................................................         62,000(10)              *
Sean F. Moran..................................................................        127,760(11)            1.4%
Edward Ross, Jr. ..............................................................         59,650(12)              *
Charles H. Sherwood, Ph.D. ....................................................         13,388(13)              *
Michael R. Slater..............................................................         12,972(14)              *

OTHER PRINCIPAL STOCKHOLDERS
Axiom Venture Partners Limited Partnership.....................................         867,710(7)            9.4%
David A. Swann, Ph.D. .........................................................        774,419(15)            7.8%

FORMER EXECUTIVE OFFICER
Jing-wen Kuo, Ph.D. ...........................................................             --(16)              *

All current directors and executive officers as a group (13 persons)...........      2,501,579(17)           23.8%

------------------------

* Indicates less than 1%.

(1) The number of shares deemed beneficially owned includes shares of Common Stock beneficially owned as of April 13, 1999. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options held by the person in question refers to stock options that are currently exercisable within 60 days after April 13, 1999.

(2) The number of shares deemed outstanding includes 9,244,843 shares of Common Stock outstanding as of April 13, 1999, plus any shares subject to outstanding stock options held by the person or persons in question.

(3) This amount includes 41,500 shares subject to outstanding stock options.

(4) This amount includes 41,500 shares subject to outstanding stock options.

(5) This amount includes 83,500 shares subject to outstanding stock options.

(6) This amount includes 6,090 shares allocated to Mr. Engle's account under the Anika Therapeutics, Inc. Employee Savings and Retirement Plan (the "401(k) plan") and 143,600 shares subject to outstanding stock options.

(7) This amount includes 845,710 shares owned by Axiom Venture Partners Limited Partnership. Mr. McKay, Alan Mendelson and Martin Chanzit are the general partners (the "Axiom General Partners") of Axiom Venture Associates Limited Partnership, the general partner of Axiom Venture Partners Limited Partnership, and share voting and investment power with respect to such shares. The Axiom General Partners disclaim beneficial ownership of such shares except to the extent of each proportionate pecuniary interest therein. This amount also includes 22,000 shares subject to outstanding stock options. The address of Mr. McKay is c/o Axiom Venture Partners, City Place II, 17th Floor, 185 Asylum Street, Hartford, Connecticut 06103.

(8) This amount includes 15,000 shares subject to outstanding stock options.

(9) This amount includes 41,500 shares subject to outstanding stock options.

(10) This amount includes 62,000 shares subject to outstanding stock options.

(11) This amount includes 116,700 shares subject to outstanding stock options.

(12) This amount includes 2,150 shares allocated to Mr. Ross's account under the 401(k) plan and 57,500 shares subject to outstanding stock options.

(13) This amount includes 888 shares allocated to Dr. Sherwood's account under the 401(k) plan and 12,500 shares subject to outstanding stock options.

(14) This amount includes 472 shares allocated to Mr. Slater's account under the 401(k) plan and 12,500 shares subject to outstanding stock options

(15) Dr. Swann resigned as a Director effective February 28, 1999. This amount includes 30,055 shares owned by the wife of Dr. Swann, 50,625 shares owned jointly by Dr. Swann and his wife and 13,217 shares held by three trusts established by Dr. Swann for the benefit of his children. This amount also includes 634,750 shares subject to outstanding stock options.

(16) Dr. Kuo resigned as the Company's Vice President of Technical and Clinical Affairs as of September 30, 1998.

(17) This amount includes 9,600 shares in the aggregate allocated to the accounts of the executive officers under the 401(k) Plan and 1,284,550 shares subject to outstanding stock options. The address of all current Directors and Senior Executives is c/o Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by the Company's stockholders at each annual meeting.

    Dr. Bower and Dr. Davidson serve as Class I Directors with a term of office expiring at the 2000 Annual Meeting. Mr. Donaldson, Mr. McKay and Dr. Sadow serve as Class II Directors with a term of office expiring at the 2001 Annual Meeting. Mr. Wheeler and Mr. Engle serve as Class III Directors with a term of office expiring at the 1999 Annual Meeting.

    Dr. Swann resigned from the Board of Directors in February 1999.

    Mr. Wheeler and Mr. Engle are the Board of Directors' nominees for election to the Board of Directors at the Annual Meeting. The Class III Directors will be elected to hold office until the 2002

Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the by-laws of the Company, to elect Mr. Wheeler and Mr. Engle as the Class III Directors.

    If any of the Class III Directors become unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the Class III Directors will be unavailable.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

    The following table sets forth the name of each Director, including the nominees for Class III Directors, his age and the year in which he became a director of the Company.

                                                                                              DIRECTOR
DIRECTOR NAME                                                                       AGE         SINCE
------------------------------------------------------------------------------      ---      -----------
CLASS I DIRECTORS:
Joseph L. Bower...............................................................          60         1993
Eugene A. Davidson, Ph.D......................................................          68         1993

CLASS II DIRECTORS:
Jonathan D. Donaldson.........................................................          49         1992
Samuel F. McKay...............................................................          59         1995
Harvey S. Sadow, Ph.D.........................................................          76         1995

CLASS III DIRECTORS:
J. Melville Engle.............................................................          49         1996
Steven E. Wheeler.............................................................          52         1993

    Dr. Bower joined the Board of Directors of the Company in February 1993. He has held various positions at the Harvard University Graduate School of Business Administration since 1963. He was named Donald Kirk David Professor of Business Administration at the Harvard Business School in 1972. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of the Brown Group, Inc., ML Lee Funds I and II, New America High Income Fund, and Sonesta International Hotels Corporation.

    Dr. Davidson joined the Board of Directors of the Company in February 1993. He has been the Chairman of the Department of Biochemistry at Georgetown University Medical School since April 1988. Prior to this position, he was the Chairman of the Department of Biological Chemistry at The Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988. Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

    Mr. Donaldson joined the Board of Directors in February 1993. He is currently Chairman of Surgical Sealants, Inc. and an independent consultant to the healthcare industry. He served as Chairman of the Board of the Kevlin Corporation from August 1995 to March 1996 and served as a director of Kevlin from 1993 to 1996. Mr. Donaldson was Vice President of the Company from February 1992 until February 1993. He served in various capacities for MedChem from November 1986 to June 1994, including Chief Executive Officer, President and Chief Operating Officer. Mr. Donaldson received a B.A. from Harvard University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

    Mr. Engle was appointed President and Chief Executive Officer of the Company in September 1996. In February 1999, he was also elected as Chairman of the Board. Previously, he served as President and Chief Executive Officer for U.S. Medical Products, a manufacturer and distributor for orthopedic implants, from 1995 to 1996. He was Senior Vice President of Allergan, Inc., U.S. Sales & Canadian Operations from 1994 to 1995, Senior Vice President, Latin America & Canada from 1990 to 1994 and Vice President of Finance/Chief Financial Officer from 1982 to 1986. Mr. Engle received a B.S. from the University of Colorado and a M.B.A. from the University of Southern California.

    Mr. McKay joined the Board of Directors in May 1995. He is currently a general partner of Axiom Venture Partners Limited Partnership, a venture capital firm. He is also a general partner of Connecticut Seed Ventures Limited Partnership, a venture capital firm. Prior to Axiom, Mr. McKay was Director of Venture Capital Investments at Connecticut General Insurance Company and a scientist at the Avco-Everett Research Laboratory. Mr. McKay is also a director of Open Solutions, Inc., CoStar Corporation and Sabre Communications, Inc. Mr. McKay received a B.S. in Physics from the University of New Hampshire and an M.B.A. from the Whittemore School of Business at the University of New Hampshire.

    Dr. Sadow joined the Board of Directors in December 1995. He is currently Chairman of the Board of Cholestech Corp. Dr. Sadow is also a director of Trega Biosciences, Inc. From 1971 through 1992, Dr. Sadow served as President and Chief Executive Officer, Director and later, Chairman of the Board of Boehringer Ingelheim Corporation. He was also a member of the Board of Directors of the Pharmaceutical Manufacturers Association and Chairman of the Pharmaceutical Manufacturers Association Foundation. Dr. Sadow received a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas and a Ph.D. from the University of Connecticut.

    Mr. Wheeler joined the Board of Directors of the Company in February 1993. He is currently the President of Wheeler & Co., a private investment firm. Between 1993 and February 1996 he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met once during 1998 to make recommendations to the Board relative to the selection of the Company's independent accountants, to confer with the Company's independent accountants regarding the scope, method and result of the audit of the Company's books and records and to report the same to the Board and to establish and monitor policy relative to non-audit services provided by the independent accountants in order to ensure their independence. The current Audit Committee members are Dr. Bower, Mr. Donaldson, and Mr. Wheeler.

    The Company has a standing Compensation Committee of the Board of Directors which makes recommendations to the Board regarding compensation issues with respect to the officers of the Company. Non-employee director members of the Compensation Committee recommend grants of stock options under the Company's stock option plans. The Compensation Committee met three times during 1998. The current members of the Compensation Committee are Dr. Bower, Dr. Davidson, Mr. McKay and Mr. Wheeler.

    The Board of Directors met ten times during 1998. No director attended less than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

    During 1998, each director who was not an employee of the Company was entitled to receive a director's fee of $10,000 and 2,000 stock options. In addition, each non-employee director is entitled to be paid $1,000 for each Board meeting or separate committee meeting attended. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof.

    Non-employee directors are also entitled to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, each non-employee director, upon his or her initial election to the Board of Directors, is entitled to receive an option to purchase 4,500 shares of Common Stock.

    Each option granted under the Director Plan has, or will have, an exercise price equal to the fair market value of Common Stock on the date of grant. Options granted under the Director Plan will become exercisable in equal annual installments over a three-year period, but will automatically accelerate upon a "Change in Control of the Company" (as defined in the Director Plan) which, subject to certain exceptions, shall be deemed to occur in the event that (i) a person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors on April 26, 1993, and subsequent directors approved by such persons, cease to constitute at least a majority of the Board of Directors,
(iii) the Company engages in certain mergers, consolidations or recapitalizations or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the Company's assets. The term of each option granted under the Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 90 days thereafter.

EXECUTIVE OFFICERS

    Executive officers of the Company are elected by the Board of Directors annually at its meeting immediately following the annual meeting of stockholders and hold office until the next annual meeting unless they sooner resign or are removed from office. There are no family relationships between any directors or executive officers of the Company.

    The following table lists the current executive officers of the Company. It is anticipated that each of these officers will be elected or re-elected by the Board of Directors following the Annual Meeting:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Scott P. Bruder, M.D., Ph.D. ........................          37   Vice President of Research & Development
J. Melville Engle....................................          49   President and Chief Executive Officer
Shawn D. Kinney......................................          40   Vice President of Operations
Sean F. Moran........................................          41   Vice President of Finance, Chief Financial Officer,
                                                                    Clerk and Treasurer
Edward Ross, Jr......................................          42   Vice President of Sales and Marketing
Charles R. Sherwood, Ph.D. ..........................          52   Vice President of Process Development
Michael R. Slater....................................          52   Vice President of Quality Systems and Regulatory
                                                                    Affairs

    Dr. Bruder was appointed Vice President of Research and Development of the Company in October 1998 and is an Adjunct Faculty member in the Department of Orthopaedic Surgery at Case Western Reserve University. Before joining Anika, Dr. Bruder was Director of Bone and Soft Tissue Research for Osiris Therapeutics, Inc., a company focusing on the development of therapeutic products for the regeneration of human connective tissues. There, he was responsible for designing and directing Osiris' bone, tendon and ligament research and development programs. Earlier, he was Director of the company's Bone Regeneration Program. Prior to joining Osiris in 1994, Dr. Bruder held several academic positions, including an Arthritis Foundation Fellowship at Case Western Reserve University, and a Clinical Instructorship in the Department of Ophthalmology at the University of Pennsylvania's Scheie Eye Institute. Dr. Bruder is a graduate of the Case Western Reserve University School of Medicine and has a doctorate in cell biology, also from Case Western Reserve. He received additional postgraduate clinical training at Albert Einstein Medical Center and the University of Pennsylvania. He holds a bachelor's degree with magna cum laude distinction from Brown University, and has an extensive publication record in the area of bone cell biology and applied orthopaedic science.

    Mr. Kinney was appointed Vice President of Operations of the Company in January 1996. From July 1996 to September 1996 he served as one of two members of the Office of the President. He served as Director of Technology from January 1995 to January 1996 and Manager, Analytical Laboratory from 1994 to 1995. He also served as a consultant to the Company and MedChem from 1991 to 1994. Mr. Kinney received a B.S. from Southeastern Massachusetts University, an M.S. from Northeastern University and is currently pursuing a Ph.D. from the University of Massachusetts.

    Mr. Moran was appointed Treasurer of the Company in February 1992 and Vice President of Finance and Chief Financial Officer in February 1993. From July 1996 to September 1996, Mr. Moran served as one of two members of the Office of the President. He served as Treasurer of MedChem from May 1991 to May 1993. Mr. Moran also served as Controller of MedChem from September 1990 to May 1991. Previously, Mr. Moran served as Corporate Manufacturing Controller at Instron Corporation, a manufacturer of materials testing instrumentation, from January 1988 to August 1990. Mr. Moran received a B.S. in Business Administration and an M.B.A. from Babson College.

    Mr. Ross joined the Company in December 1996 as Vice President of Sales and Marketing from Gliatech, Inc., where he also served as Vice President of Marketing and Sales and was responsible for worldwide commercialization of anti-adhesion and related therapeutic technologies. Before joining Gliatech in 1995, Mr. Ross was Business Director of biological reconstruction with Genetics Institute from 1992 to 1995. From 1985 to 1992, he held several marketing and management positions with the Zimmer division of Bristol-Myers Squibb Company. Prior to his experience with Zimmer, Mr. Ross held various sales and marketing positions with divisions of American Hospital Supply Corporation, Whittaker General Medical and G.D. Searle. Mr. Ross has a B.A. in Political Science from Dickinson College and an M.B.A. from the University of Rochester.

    Dr. Sherwood was appointed Vice President of Process Development of the Company in April 1998. He served as a consultant to the Company from January 1998 to April 1998. From 1995 to 1997 he was Senior Director, Medical Device Research and Development for Chiron Vision. In April 1995 Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where he had been Executive Director, Research and Development from 1993 to 1995, Director, Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Ponoma, California from 1984-1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and a M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherts. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

    Mr. Slater was appointed Vice President of Quality Systems and Regulatory Affairs of the Company in February 1998. From 1996 to 1998, he was an independent consultant to the biopharmaceutical industry. From 1995 to 1996 he served as Executive Vice President, Development Operations for ImmuLogic Pharmaceutical Corporation in Waltham, Massachusetts. From 1985 to 1995 he served as Vice President, Regulatory Affairs, and from 1983 to 1985 as Director of Corporate Regulatory Affairs for Biogen S.A. in Geneva, Switzerland. From 1971 to 1983 he held several positions in regulatory affairs and information services and served as Senior Manager, Medical Services for Hoechst Pharmaceuticals, U.K. Mr. Slater received a B.Sc. in Information Science from the Metropolitan University in Leeds, England.

    Biographical information concerning Mr. Engle is set forth on page 4.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation, for each of the periods indicated, of the Company's Chief Executive Officer and the Company's four most highly compensated current executive officers (other than the Chief Executive Officer).

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION         SECURITIES
                                 FISCAL    -------------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR(1)   SALARY ($)   BONUS ($)(2)        OPTIONS         COMPENSATION(3)
------------------------------  ---------  -----------  ------------  -------------------  -----------------

J. Melville Engle.............   12/31/98     219,942        65,418           85,000               7,615
  President and Chief            12/31/97     200,000       125,000          100,000              32,133(4)
  Executive Officer              12/31/96      43,846        10,000          250,000              64,892(5)

Shawn Kinney..................   12/31/98     128,503        22,133           25,000               6,547
  Vice President of Operations   12/31/97     110,000        22,000           30,000               5,500
                                 12/31/96      94,038            --           40,000               9,314
                                 08/31/96      86,923            --           10,000               2,169

Sean F. Moran.................   12/31/98     162,774        26,744           25,000               7,721
  Vice President of Finance,     12/31/97     145,000        50,750           30,000               7,250
  Chief Financial Officer,       12/31/96     128,654            --           30,000              13,863
  Clerk and Treasurer            08/31/96     120,000            --               --               6,000

Edward Ross, Jr...............   12/31/98     141,643        24,330           25,000               7,750
  Vice President of Sales and    12/31/97     130,000        45,500           30,000               6,500
  Marketing                      12/31/96      10,000(6)      10,000          75,000                 515

Michael R. Slater(7)..........   12/31/98     119,423        33,490           75,000               4,933
  Vice President of Quality
  Systems and Regulatory
  Affairs

FORMER EXECUTIVE OFFICER
Jing-wen Kuo, Ph.D.(8)........   12/31/98     177,997        10,000               --               7,779
  Vice President of Technical    12/31/97     115,000        40,250           30,000               5,750
  and Clinical Affairs           12/31/96     108,462            --           10,000              11,173
                                 08/31/96     105,000            --               --               5,250

------------------------

(1) Represents compensation for the Company's years ended December 31, 1998 and 1997, the period January 1, 1996 to December 31, 1996 and the Company's former fiscal year ended August 31, 1996.

(2) The Company paid bonuses for 1998 and 1997 and did not pay any bonuses for the period January 1, 1996 to December 31, 1996 and for fiscal year ended August 31, 1996.

(3) For the period January 1, 1996 to December 31, 1996, constitutes matching contributions to the Company's 401(k) plan together with the Company's discretionary contribution to the 401(k) plan and for all other periods constitutes only the Company's matching contributions to the 401(k) plan as there were no discretionary contributions.

(4) This number constitutes only the Company's matching contributions to the 401(k) plan, as there were no discretionary contributions, and his relocation expenses.

(5) Mr. Engle joined the Company in September 1996. This number constitutes matching contributions to the Company's 401(k) plan together with the Company's discretionary contribution to the 401(k) plan along with his relocation expenses.

(6) Mr. Ross joined the Company in December 1996. This number represents his salary for the month of December 1996.

(7) Mr. Slater joined the Company in February 1998 and this number represents his salary from that time period. In connection with the November 20, 1998 grant of an option to purchase 75,000 shares of the Company's common stock, the Company cancelled his previously granted option to purchase 75,000 shares of the Company's common stock that was granted on February 9, 1998. See "Report on Ten-Year Option Repricings."

(8) Dr. Kuo resigned from his position as the Company's Vice President of Technical and Clinical Affairs as of September 30, 1998. Under the terms of his Resignation Agreement and General Release effective as of September 30, 1998, Dr. Kuo shall receive monthly severence payments through the month of April 1999 at his base salary rate of $136,900 per year.

             OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                                                                                                                 POTENTIAL
                                                                                                                REALIZABLE
                                                                                                                   VALUE
                                                                                                                AT ASSUMED
                                                                 INDIVIDUAL GRANTS                                ANNUAL
                                      ------------------------------------------------------------------------     RATES
                                                                   PERCENT OF                                    OF STOCK
                                                                      TOTAL                                        PRICE
                                                                     OPTIONS                                    APPRECIATION
                                             NUMBER OF             GRANTED TO                                   FOR OPTION
                                            SECURITIES              EMPLOYEES        EXERCISE OF                  TERM(2)
                                            UNDERLYING                 IN            BASE PRICE    EXPIRATION   -----------
NAME                                  OPTIONS GRANTED (#)(1)       FISCAL YEAR         ($/SH)         DATE         5%($)
------------------------------------  -----------------------  -------------------  -------------  -----------  -----------
J. Melville Engle...................            85,000                   17.1%             4.75      12/21/08         6.07
Shawn D. Kinney.....................            25,000                    5.0%             4.75      12/21/08         6.07
Sean F. Moran.......................            25,000                    5.0%             4.75      12/21/08         6.07
Edward Ross, Jr.....................            25,000                    5.0%             4.75      12/21/08         6.07
Michael R. Slater...................            75,000                   15.1%             5.25       2/09/08         6.70

FORMER EXECUTIVE OFFICER
  Jing-wen Kuo, Ph.D. ..............                --                     --                --            --           --


NAME                                    10%($)
------------------------------------  -----------
J. Melville Engle...................        7.65
Shawn D. Kinney.....................        7.65
Sean F. Moran.......................        7.65
Edward Ross, Jr.....................        7.65
Michael R. Slater...................        8.46
FORMER EXECUTIVE OFFICER
  Jing-wen Kuo, Ph.D. ..............          --

------------------------

(1) The exercisability of each option automatically accelerates upon a "Change in Control of the Company" (as defined in the 1993 Stock Option Plan, as amended).

(2) Represents the value of options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10% respectively. The 5% and 10% assumed rates of appreciation are mandated by the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning exercises of stock options during 1998 by each of the Senior Executives and the number and value of options held by each of the Senior Executives on December 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF
                                                                               SECURITIES          UNEXERCISED
                                                                               UNDERLYING          IN-THE-MONEY
                                                                               UNEXERCISED          OPTIONS AT
                                                                               OPTIONS AT         FISCAL YE ($)
                                                 SHARES         VALUE       FISCAL YE (#) (1)          (1)
                                               ACQUIRED ON    REALIZED        EXERCISABLE/         EXERCISABLE/
NAME                                          EXERCISE (#)       ($)          UNEXERCISABLE       UNEXERCISABLE
--------------------------------------------  -------------  -----------  ---------------------  ----------------
J. Melville Engle...........................            0             0        143,600/285,000      14,825/68,750
Shawn D. Kinney.............................            0             0          58,666/60,834      99,041/27,709
Sean F. Moran...............................            0             0         116,700/57,500     262,937/21,875
Edward Ross, Jr.............................            0             0          57,500/72,501      68,749/50,000
Michael R. Slater...........................            0             0               0/75,000            0/9,375

FORMER EXECUTIVE OFFICER
  Jing-wen Kuo, Ph.D. ......................       42,667        69,902                    0/0                0/0

------------------------

(1) Based on the fair market value of the Common Stock on December 31, 1998 of $5.375 per share less the option exercise price.

REPORT ON TEN-YEAR OPTION REPRICINGS

    The members of the Compensation Committee of the Board of Directors of the Company have provided the following report on option repricings.

    In 1998, the Compensation Committee reviewed the existing stock options of certain of the Company's newly hired executive officers and concluded that it was advisable to grant further equity compensation to provide additional incentives tied to the Company's performance and stockholder value in view of the fact that a significant number of the outstanding options granted to certain newly hired executive officers had exercise prices well above the recent historical trading prices for the Company's Common Stock. Accordingly, effective as of November 20, 1998, the Company repriced certain options previously granted to Mr. Michael F. Slater, Dr. Scott P. Bruder, M.D., Ph.D. and Mr. Charles R. Sherwood, Ph.D. by canceling their previously granted options and granting to each of them an option to purchase an equal number of shares of the Company's Common Stock at a lower exercise price.

    The table below sets forth information pertaining to all repricings of options held by any executive officer during all fiscal years since the Company became an independent publicly traded entity in May 1993. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted to any executive officer, whether through amendment, cancellation or replacement grants, or any other means.

                                             NUMBER OF     MARKET
                                            SECURITIES    PRICE OF     EXERCISE                     LENGTH OF ORIGINAL
                                            UNDERLYING    STOCK AT     PRICE AT        NEW             OPTION TERM
                                              OPTIONS      TIME OF      TIME OF     EXERCISE       REMAINING AT DATE OF
NAME                               DATE      REPRICED     REPRICING    REPRICING      PRICE             REPRICING
-------------------------------  ---------  -----------  -----------  -----------  -----------  --------------------------
Scott P. Bruder, M.D., Ph.D....                                5.25       10.688         5.25
                                  11/20/98     100,000    $            $            $           Approximately 10 years
Shawn D. Kinney................    8/12/94       1,500    $   2.625    $   2.875    $   2.625   Approximately 9 years
Jing-wen Kuo, Ph.D. ...........    8/12/94(1)      3,750  $   2.625    $   3.392    $   2.625   Approximately 8 years
                                   8/12/94(1)     30,000  $   2.625    $    4.50    $   2.625   Approximately 9 years
                                   8/12/94(1)     10,000     $2.625    $   2.875    $   2.625   Approximately 9 years
Sean F. Moran..................    8/12/94(1)      9,000  $   2.625    $   2.908    $   2.625   Approximately 7 years
                                   8/12/94(1)      4,500  $   2.625    $    5.46    $   2.625   Approximately 8 years
                                   8/12/94(1)      3,000  $   2.625    $   3.392    $   2.625   Approximately 8 years
                                   8/12/94      45,000    $   2.625    $    4.50    $   2.625   Approximately 9 years
                                   8/12/94      30,000    $   2.625    $   2.875    $   2.625   Approximately 9 years
Charles R. Sherwood, Ph.D. ....                                5.25        12.63         5.25
                                  11/20/98      75,000    $            $            $           Approximately 10 years
Michael R. Slater..............   11/20/98      75,000    $    5.25    $    8.00    $    5.25   Approximately 10 years
Bernard Sullivan...............    8/12/94(1)      4,500  $   2.625    $    5.46    $   2.625   Approximately 8 years
                                   8/12/94(1)      1,500  $   2.625    $   3.392    $   2.625   Approximately 8 years
                                   8/12/94(1)     25,000  $   2.625    $    4.50    $   2.625   Approximately 9 years
                                   8/12/94(1)     15,000  $   2.625    $   2.875    $   2.625   Approximately 9 years
David Swann, Ph.D. ............    8/12/94      18,000    $   2.625    $   4.781    $   2.625   Approximately 7 years
                                   8/12/94       7,500    $   2.625    $   3.392    $   2.625   Approximately 8 years
                                   8/12/94       4,500    $   2.625    $   4.781    $   2.625   Approximately 8 years
                                   8/12/94     270,000    $   2.625    $    4.50    $   2.625   Approximately 9 years
                                   8/12/94      60,000    $   2.625    $   2.875    $   2.625   Approximately 9 years

------------------------

(1) These option grants have either been partially or fully exercised.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    During 1998, the Compensation Committee of the Board consisted of Joseph L. Bower, Eugene A. Davidson, Samuel McKay and Steven E. Wheeler, each of whom was an outside Director. The Compensation Committee approves Company corporation policies and procedures and establishes compensation levels for executive officers.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Compensation Committee's executive compensation philosophy is: (i) to provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the pharmaceutical and medical devices industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and
(iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options.

    The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option grants under the 1993 Stock Option Plan.

    The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably-sized companies in the pharmaceutical and medical devices industry. In addition, the Compensation Committee believes that it is appropriate to reward performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve the Company's business goals.

    BASE SALARY. Base salaries for executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities at comparably-sized companies within the pharmaceutical and medical device industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. Salary adjustments are normally determined and made on an annual basis.

    The base salary for J. Melville Engle, the President and Chief Executive Officer, was established pursuant to an employment agreement. Such employment agreement is described below under "Agreements With Named Executive Officers" and "--Compensation of the Chief Executive Officer." The Compensation Committee determined the base salaries of the other executive officers in accordance with the philosophies outlined above.

    CASH BONUSES. The Company's executive officers, including its Chief Executive Officer, are also eligible to earn annual bonuses. The Company's annual bonuses provide motivation toward and reward the accomplishment of corporate annual objectives and provide a competitive compensation package that will attract, reward and retain top-caliber individuals. The annual bonus amounts are based on both Company and individual performance.

    STOCK OPTION GRANTS. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; give executives a long-term incentive to increase shareholder value; and align the interests of the Company's senior executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses and awards reflect individual performance reviews. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term, vesting in varying installments up to four years after the date of grant, and an exercise price equal to or above the fair market value of the Common Stock on the grant date.

    The Compensation Committee granted options to acquire 85,000 shares of Common Stock to Mr. Engle and 25,000 shares of Common Stock to Mr. Moran, Mr. Kinney and Mr. Ross under the 1993 Stock Option Plan in order to achieve the goals described above and to provide such executive with an equity interest in the Company. The Compensation Committee also granted options to acquire 75,000 shares of Common Stock to Mr. Slater at $5.25 per share and, in connection with such grants, the Compensation Committee canceled Mr. Slater's option to purchase 75,000 shares of Common Stock at $8.00 per share. See "Report on Ten-Year Option Repricings." See "--Summary Compensation--Options Grants in last fiscal year".

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. J. Melville Engle, the Company's President and Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. In 1998, Mr. Engle received a salary of $219,942 and a cash bonus of $65,418. Mr. Engle's salary and bonus were determined pursuant to the terms of his employment agreement. In addition to such cash compensation, the Compensation Committee granted Mr. Engle options to acquire an aggregate of 85,000 shares of Common Stock, a portion of which vest over a four year period and the remainder of which vest on the earlier of the fourth anniversary of the date of grant or the achievement of certain enumerated performance goals, at exercise prices at and above the fair market value of the Common Stock on the date of grant. The vesting of all of such options accelerates upon a sale of the Company. See "--Compensation Policies for Executive Officers."

Joseph L. Bower        Eugene A. Davidson     Samuel McKay           Steven E. Wheeler

AGREEMENTS WITH NAMED EXECUTIVES

    Mr. Engle is a party to an employment agreement with the Company. The employment agreement with Mr. Engle commenced September 24, 1996. Under the agreement, Mr. Engle is entitled to an initial annual base salary of $200,000, a grant of stock options for 250,000 shares of Common Stock vesting in equal installments over four years, plus bonuses and benefits. If Mr. Engle's employment is terminated without cause, the agreement entitles him to severance in the amount of six months base salary and six months medical benefits. In the event of a constructive termination due to a "hostile" change of control, Mr. Engle will receive severance of twelve months salary (and medical benefits) if he is not retained in a substantially equivalent position.

    Dr. Kuo, who resigned as Vice President of Technical and Clinical Affairs as of September 30, 1998, is party to a Resignation Agreement and General Release with the Company, effective as of September 30, 1998. Under the agreement, Dr. Kuo is entitled to receive monthly severance payments through the month of April, 1999 at his base salary rate of $136,900 per year

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Dr. Bower, Dr. Davidson, Mr. McKay and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company.

STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock market Index and a peer group of companies included with the Nasdaq Pharmaceutical Index for the period commencing on December 31, 1993 and ending on December 31, 1998. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index on December 31, 1993, and the reinvestment of all dividends, if any. The historical information set forth below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             ANIKA     NASDAQ U.S. MARKET     NASDAQ PHARMACEUTICAL MARKET
Dec-93           100                    100                              100
Dec-94            44                     98                               75
Dec-95            91                    138                              138
Dec-96            88                    170                              138
Dec-97           234                    209                              143
Dec-98           126                    293                              183

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On March 17, 1997, the Company made a loan of $75,000 to J. Melville Engle, President and Chief Executive Officer of the Company which is payable upon the earlier of March 11, 2002 or 120 days after the termination of Mr. Engle's employment with the Company for any reason. The loan accrues current interest at a rate of 6%, payable on a monthly basis. The Company also made another loan of $59,000 to Mr. Engle which is payable upon the earlier of July 10, 2003 or upon the date of termination of Mr. Engle's employment with the Company. This loan accrues current interest at a rate of 5.54%.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             SOLICITATION EXPENSES

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before December 30, 1999 in order to be considered for inclusion in the Company's proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be directed to: Clerk, Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801. A stockholder who wishes to present a proposal at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must delivery the proposal to Clerk, Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801. The Company must receive the proposal not less than thirty days prior to the first anniversary date of the initial written notice given to stockholders by or at the direction of the Board of Directors with respect to the previous year's annual meeting, provided, however, that such notice shall not be required to be given more than sixty days prior to an annual meeting of stockholders. The proposal must also comply with the other requirements contained in the Company's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

    The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

    STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ANIKA THERAPEUTICS, INC., 236 WEST CUMMINGS PARK, WOBURN, MASSACHUSETTS 01801.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           ANIKA THERAPEUTICS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

PROXY

  This Proxy is Solicited on behalf of the Board of Directors of the Company


The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoints
Mr. J. Melville Engle and Mr. Sean F. Moran, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Anika Therapeutics, Inc. to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts, on Thursday, June 3, 1999, at 10:00 A.M., and at any adjournment thereof, with respect to the following matters set forth below.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment thereof will not in and of itself constitute revocation of this proxy.

            DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                ANIKA THERAPEUTICS, INC. 1999 ANNUAL MEETING


1. ELECTION OF DIRECTORS:                 1 - J. Melville Engle       / / FOR all nominees
   (to serve as Class III Directors
    for a term of three years)            2 - Steven E. Wheeler       / / FOR all nominees       / / WITHHOLD AUTHORITY
                                                                          listed to the left         to vote for all nominees
                                                                          (except as specified       listed to the left.
                                                                           below).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)____________


2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.


Check appropriate box and indicate changes below:  Date ________   NO. OF SHARES

Address Change?  / /   Name Change?  / /

                                     / / Please check this box if you plan
                                         to attend the Annual Meeting
                                         ---------------------------------



                                         ---------------------------------
                                         SIGNATURE(S) IN BOX
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title. If more than
                                         one trustee, all should sign. All
                                         joint owners must sign.